UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.           )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

PROTAGONIST THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than The Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7707 Gateway Blvd., Suite 140
Newark, California 94560
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 20, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Protagonist Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held exclusively online via live audio webcast at www.virtualshareholdermeeting.com/PTGX2024 on Thursday, June 20, 2024 at 10:00 a.m. Pacific Time for the following purposes:
1.
To elect the three Class II director nominees named in the Proxy Statement to hold office until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers.

3.
To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024.

4.
To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of our common stock from 90,000,000 to 180,000,000.

5.
To conduct any other business that may be properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The Annual Meeting will be held virtually this year. Online check-in will begin at 9:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. You will not be able to attend the Annual Meeting in person.
The record date for the Annual Meeting is April 24, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof. To participate in the meeting, you must have your 16-digit control number shown on your Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials.
Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 11:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at www.protagonist-inc.com.
By Order of the Board of Directors,
/s/ Dinesh V. Patel, Ph.D.

Dinesh V. Patel, Ph.D.
President and Chief Executive Officer
Newark, California
April 26, 2024
Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

7707 Gateway Blvd., Suite 140
Newark, California 94560
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 20, 2024
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice of internet availability of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Protagonist Therapeutics, Inc. (sometimes referred to as the “Company” or “Protagonist”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or may request a printed set of the proxy materials to be sent to them free of charge. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 26, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 6, 2024.
How do I attend and participate in the Annual Meeting?
The Annual Meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/PTGX2024 on Thursday, June 20, 2024 at 10:00 a.m. Pacific Time. You will not be able to attend the Annual Meeting in person. Stockholders of record as of the close of business on the record date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website listed above, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. Information on how to vote online at the Annual Meeting is discussed below. Online check-in will begin at 9:45 a.m. Pacific Time and stockholders should allow ample time for the check-in procedures. If your shares are held in the name of your broker, bank or other nominee (sometimes referred to as shares held in “street name”) and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
Conducting the Annual Meeting virtually increases the opportunity for all stockholders to participate and communicate their views to a much wider audience. The virtual meeting is designed to provide the same rights and advantages of a physical meeting. Stockholders will be able to submit questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company. Questions must comply with the meeting rules of conduct, which will be posted on the virtual meeting website.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 24, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 58,643,133 shares of common stock outstanding and entitled to vote.
Stockholder of record: shares registered in your name
If on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting. For information on how to vote prior to the Annual Meeting, see “How do I vote?”
Beneficial owner: shares registered in the name of a broker or bank
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually via live webcast.
What am I voting on?
There are four matters scheduled for a vote:
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Proposal No. 1 — To elect the three Class II director nominees to hold office until the 2027 Annual Meeting of Stockholders;

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Proposal No. 2 — To approve, on an advisory basis, the compensation of the Company’s named executive officers;

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Proposal No. 3 — To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for 2024; and

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Proposal No. 4 — To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of our common stock from 90,000,000 to 180,000,000.

How does the Board recommend that I vote?
The Board recommends that you vote your shares “FOR ALL” director nominees in Proposal No. 1 and “FOR” Proposals Nos. 2, 3 and 4.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
With respect to the election of directors, you may vote “FOR ALL” the Class II director nominees or you may “WITHHOLD ALL” or withhold your vote for a specific nominee you specify. With respect to: (i) the ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for 2024, (ii) the advisory approval of executive compensation and (iii) the approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
Stockholder of record: shares registered in your name
If you are a stockholder of record, you may vote online during the live webcast of the Annual Meeting, vote by proxy through the internet or, if you request paper copies of the proxy materials, vote by proxy over the telephone or by mailing a proxy card. Whether or not you plan to attend the meeting online, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote online even if you have already voted by proxy.
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To vote online at the Annual Meeting, you must be present via live webcast. To vote live during the meeting, please visit www.virtualshareholdermeeting.com/PTGX2024 and have available the 16-digit control number included in your Notice.

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To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide certain information from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 19, 2024 to be counted.

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If you requested paper copies of the proxy materials, to vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. Your signed proxy card must be received by us before the Annual Meeting to be counted.

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If you requested paper copies of the proxy materials, to vote over the telephone prior to the Annual Meeting, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide certain information from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 19, 2024 to be counted.

Beneficial owner: shares registered in the name of a broker or bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than from Protagonist. You may direct your broker, bank or other agent how to vote in advance of the Annual Meeting by following the instructions they provide, or you may vote your shares online during the virtual Annual Meeting (see “How do I attend and participate in the Annual Meeting?” above).
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What happens if I do not vote?
Stockholder of record: shares registered in your name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted and will not be counted towards the quorum requirement.
Beneficial owner: shares registered in the name of a broker or bank
If you are a beneficial owner of shares registered in “street name” and you do not provide the broker or other nominee that holds your shares with voting instructions, whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Brokers and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” but not with respect to “non-routine” matters. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other nominee how to vote your shares on all proposals to ensure that your vote is counted.
What if I am a stockholder of record and return a proxy card or otherwise vote but do not make specific choices?
If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of the Board. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication, but will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of record: shares registered in your name
You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Protagonist’s Corporate Secretary at 7707 Gateway Blvd., Suite 140, Newark, California 94560.

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You may attend the Annual Meeting and vote online by visiting www.virtualshareholdermeeting.com/PTGX2024. To attend the meeting, you will need the 16-digit control number included in your Notice or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.
Beneficial owner: shares registered in the name of a broker or bank
If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee with respect to changing your vote.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 27, 2024 and must comply with the requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our Amended and Restated Bylaws (the “Bylaws”), if you intend to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2025 Annual Meeting of Stockholders, you must provide the information specified in our Bylaws in writing to our Corporate Secretary at the address above no earlier than February 20, 2025 and no later than the close of business (6:00 p.m. Pacific Time) on March 22, 2025; provided, however, that if our 2025 Annual Meeting of Stockholders is held before May 21, 2025 or after July 20, 2025, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws. If you fail to meet these deadlines or fail to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines and other requirements in the advance notice provisions of our Bylaws, if you intend to solicit proxies in support of nominees submitted under these advance notice provisions for the 2025 Annual Meeting of Stockholders, you must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Pacific Time) on April 21, 2025. You are also advised to review our Bylaws, which contain additional requirements about the advance notice of director nominations and proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act). We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Who will count the votes?
Votes will be counted by Broadridge Financial Solutions, the inspector of election appointed for the meeting.
What are “broker non-votes?”
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or other nominee holding the shares as to how to vote, the broker or other nominee cannot vote those shares on matters deemed to be “non-routine.” These unvoted shares are considered “broker non-votes.”

How many votes are needed to approve each proposal?
The following table summarizes the vote needed to approve each proposal and the effect of abstentions and broker non-votes, if any.
Proposal Number	Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes, If Any
1	Election of Class II director nominees	“FOR” votes from the plurality of votes cast on the matter	Under plurality voting, there are no abstentions; votes that are withheld will have no effect on the matter	None
2	Advisory approval of the compensation of our named executive officers	“FOR” votes from the majority of shares present or represented during the meeting and entitled to vote on the matter	Against	None
3	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for 2024	“FOR” votes from the majority of shares present or represented during the meeting and entitled to vote on the matter	Against	None
4	Approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock	“FOR” votes from the majority of votes cast on the matter	None	None
What is the quorum requirement?
A quorum of stockholders is necessary to transact business at the meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting online or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the meeting chair or the holders of a majority of shares present at the meeting online or represented by proxy may adjourn the meeting to another time or date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to Be Held on June 20, 2024. The Proxy Statement and Annual Report on Form 10-K for the
year ended December 31, 2023 are available at www.proxyvote.com.

LEGAL MATTERS
Forward-Looking Statements.   The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements, including statements about the Company’s Board, corporate governance practices, executive compensation program, equity compensation utilization and environmental, social and governance (“ESG”) initiatives. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Website References.   Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Use of Trademarks.   Protagonist Therapeutics is the trademark of Protagonist Therapeutics, Inc. Other names and brands may be claimed as the property of others.

PROPOSAL 1
ELECTION OF CLASS II DIRECTOR NOMINEES
Protagonist’s Board is divided into three classes. Each class consists of approximately one-third of the total number of directors, and each class is elected for a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board currently consists of seven members. The terms of office of our three Class II directors expire at this Annual Meeting. The Nominating and Corporate Governance Committee has recommended Sarah A. O’Dowd, William D. Waddill and Lewis T. “Rusty” Williams, M.D., Ph.D. for election to the Board at this Annual Meeting. Each of these nominees is currently a director of the Company and was previously elected by stockholders at the 2021 Annual Meeting of Stockholders. If elected at the Annual Meeting, the three Class II directors would serve until the 2027 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or, if earlier, until their death, resignation or removal. It is the Company’s policy to encourage directors and director nominees to attend Annual Meetings of Stockholders. Six of our directors then-serving on the Board attended the 2023 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes cast. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election or unable to serve, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board or the Board may decrease its size. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experiences, qualifications, attributes or skills of each nominee for director and each director continuing in office that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee or director should serve as a member of the Board.
CLASS II DIRECTOR NOMINEES FOR ELECTION FOR TERMS EXPIRING AT THE 2027 ANNUAL MEETING
Sarah A. O’Dowd
Ms. O’Dowd, 74, has served as a member of the Board since August 2020. Ms. O’Dowd is a member of the board of directors of Ichor Holdings, Ltd. (Nasdaq: ICHR), a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, and is a director of the Independent Institute, a non-profit, non-partisan, public policy research and communications organization. Until her retirement in March 2020, she was Senior Vice President and Chief Legal Officer at Lam Research Corporation (Nasdaq: LRCX), an S&P 500 technology company. For 11 years at Lam, she served as Chief Legal Officer and Secretary. From 2009 to 2012 she also served as Group Vice President of Human Resources at Lam. From February 2007 to September 2008, she served as Vice President of FibroGen, Inc. (Nasdaq: FGEN), a biopharmaceutical company. Ms. O’Dowd received a J.D. from Stanford Law School, an M.A. in Communications from Stanford University and an A.B. in Mathematics from Immaculata College. The Company believes that because of her executive business experience as well as her experience in the biotechnology field and at public companies, Ms. O’Dowd is well positioned to make valuable contributions and provide valuable guidance to the Board.
William D. Waddill
Mr. Waddill, 67, has served as a member of the Board since July 2016. From April 2014 to December 2016, Mr. Waddill served as Senior Vice President and Chief Financial Officer, Treasurer and Secretary of Calithera Biosciences, Inc. (OTCMKTS: CALA), a biotechnology company. From October 2007 to March 2014, he served as Senior Vice President and Chief Financial Officer of OncoMed Pharmaceuticals,

Inc., a biopharmaceutical company. From October 2006 to September 2007, Mr. Waddill served as the Senior Vice President, Chief Financial Officer of Ilypsa, Inc., a biotechnology company that was acquired in 2007 by Amgen, Inc. From February 2000 to September 2006, he served as a Principal at Square One Finance, a financial consulting business. He has served as a director of Arrowhead Pharmaceuticals, Inc. (Nasdaq: ARWR), a biopharmaceutical company, since January 2018, Annexon, Inc. (Nasdaq: ANNX), a biopharmaceutical company, since August 2021 and Turnstone Biologics Corp. (Nasdaq: TSBX), a biotechnology company, since April 2024. Mr. Waddill received a B.S. in Accounting from the University of Illinois, Chicago, and a certification as a public accountant, which is currently inactive, after working at PricewaterhouseCoopers LLP and Deloitte LLP. The Company believes that Mr. Waddill is qualified to serve on the Board because of his financial expertise and extensive experience in the biotechnology field.
Lewis T. “Rusty” Williams, M.D., Ph.D.
Dr. Williams, 74, has served as a member of the Board since June 2017. Dr. Williams has served as Executive Chairman of Ten30 Bio, a biotechnology start-up company, since April 2024. He previously served as Chairman and Chief Executive Officer of Walking Fish Therapeutics, a biotechnology start-up company, from February 2019 to March 2024. Dr. Williams has also served as a venture partner of Quan Capital, LLP, a healthcare-focused venture capital firm, since October 2018. He founded and served as a director of Five Prime Therapeutics, Inc., a former public biotechnology company acquired by Amgen, Inc., from January 2002 until January 2020, and served as its President and Chief Executive Officer from April 2011 to December 2017. Previously, Dr. Williams spent seven years at Chiron Corporation, a biopharmaceutical company now known as Novartis Vaccines and Diagnostics, Inc., where he served most recently as its Chief Scientific Officer. He also served on Chiron’s board of directors from 1999 to 2001. Prior to joining Chiron, Dr. Williams was a professor of medicine at the University of California, San Francisco, and served as Director of the University’s Cardiovascular Research Institution and Daiichi Research Center. Dr. Williams also has served on the faculties of Harvard Medical School and Massachusetts General Hospital and co-founded COR Therapeutics, Inc., a biotechnology company focused on cardiovascular disease. He is a member of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Williams was previously a member of the board of directors of Neoleukin Therapeutics, Inc. (formerly, Nasdaq: NLTX), COR Therapeutics, Inc., and Beckman Coulter, Inc., each of which was a public company during his service as a director. Dr. Williams received a B.S. from Rice University and an M.D. and a Ph.D. from Duke University. The Company believes that Dr. Williams’ extensive experience in drug discovery and development, his executive experience with several pharmaceutical companies and his service as a director of other publicly traded healthcare companies have provided him the qualifications, skills and financial expertise to serve on the Board.
THE BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR ALL” THE CLASS II DIRECTOR NOMINEES.
In addition to the Class II director nominees, Protagonist has four other directors who will continue in office after the Annual Meeting, with terms expiring in 2025 and 2026, respectively.
CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING
Harold E. Selick, Ph.D.
Dr. Selick, 69, has served as a member of the Board since February 2009. Dr. Selick is currently Chief Executive Officer and board member of Hinge Bio, Inc., a private biotechnology company focused on developing therapeutics for patients living with cancer. He previously served as Vice Chancellor of Business Development, Innovation and Partnerships at the University of California, San Francisco, from April 2017 to December 2022. Dr. Selick was a Venture Partner at Mission Bay Capital, a venture capital firm, from 2018 until his resignation at the end of 2022. Previously, he was the Chief Executive Officer of Threshold Pharmaceuticals, Inc., a biotechnology company, from June 2002 until the company’s merger with Molecular Templates Inc. in April 2017. From June 2002 until July 2007, Dr. Selick was also a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company, which was acquired two years after its founding. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax he held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. Dr. Selick serves as Chairman of the board of directors of Molecular Templates, Inc. (Nasdaq: MTEM), a biopharmaceutical company. Dr. Selick previously served as Lead Director and then Chairman of PDL BioPharma, Inc., a biopharmaceutical company, from 2009 to December 2019, and served as Chairman of the board of directors of Threshold Pharmaceuticals, Inc. until it merged with Molecular Templates Inc. in April 2017. Dr. Selick received a B.A. in Biophysics and a Ph.D. in Biology from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco. The Company believes that because of his broad experience in building and running both private and public companies and serving on the boards of directors of a variety of biotechnology companies, Dr. Selick is well positioned to provide guidance and insight to the Board and management team.
Bryan Giraudo
Mr. Giraudo, 48, has served as a member of the Board since May 2018. Mr. Giraudo has served as Chief Financial Officer of Gossamer Bio, Inc. (Nasdaq: GOSS), a biotechnology company, since May 2018 and as Chief Operating Officer of Gossamer Bio since September 2021. He has completed nearly $1.0 billion in financings for Gossamer Bio since inception, from Series B financing through its initial public offering and additional debt and equity financings. Prior to joining Gossamer Bio, Mr. Giraudo was a Senior Managing Director at Leerink Partners from 2009 to April 2018, where he was responsible for their western North America and Asia Pacific biotechnology and medical technology banking practice. Before joining Leerink, he was a Managing Director with Merrill Lynch and Co.’s Global Healthcare Investment Banking Group. Mr. Giraudo joined Merrill Lynch in 1997. As a banker, he completed over 200 corporate finance, corporate partnership and strategic advisory transactions. Mr. Giraudo has been a member of the board of directors of Valerio Therapeutics, S.A. (EPA: ALVIO) (formerly, Onxeo SA (EPA: ALONX)), a biotechnology company, since November 2021. He received a B.A. from Georgetown University. The Company believes Mr. Giraudo is qualified to serve on the Board because of his extensive experience in the investment banking field, financial expertise and experience in the biotechnology field.
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING
Dinesh V. Patel, Ph.D.
Dr. Patel, 67, has served as a member of the Board and as the Company’s President and Chief Executive Officer since December 2008. Dr. Patel has more than 38 years of executive, entrepreneurial and scientific experience spanning the pharmaceutical, biotechnology and biopharmaceutical industries. Prior to joining Protagonist, he served from 2006 to 2008 as President and Chief Executive Officer of Arête Therapeutics, a privately held company focused on the development of novel drugs for metabolic syndrome. Prior to that, Dr. Patel was President, Chief Executive Officer and co-founder of Miikana Therapeutics, an oncology-based company, from 2003 until it was acquired by Entremed (later renamed CASI Pharmaceuticals) in 2005. Prior to Miikana, he held positions of increasing responsibility at Versicor, a biotechnology company (later renamed Vicuron), from 1996 to 2003, most recently as Senior Vice President of Drug Discovery and Licensing. Vicuron’s research and development efforts led to two marketed drugs, anidulafungin (Eraxis®), and Dalbavancin (Dalvance®), and the Company was acquired by Pfizer in 2005 in a $1.9 billion cash transaction. Prior to Vicuron, Dr. Patel was a director of chemistry at the combinatorial chemistry company Affymax, from 1993 to 1996. He was also a medicinal chemist at Bristol Myers Squibb (NYSE: BMY) from 1985 to 1993. Dr. Patel received a Ph.D. in Chemistry from Rutgers University, New Jersey and a B.S. in Industrial Chemistry from S. P. University, Vallabh Vidyanagar, India. The Company believes that because of his expertise, extensive knowledge of the Company and experience as an executive officer of biotechnology companies, Dr. Patel is able to make valuable contributions to the Board.
Daniel N. Swisher, Jr.
Mr. Swisher, age 61, has served as a member of the Board since October 2023. Mr. Swisher served as a Strategic Advisor to Jazz Pharmaceuticals plc (Nasdaq: JAZZ), a biopharmaceutical company, from September 2023 to March 2024. He previously served as the President of Jazz Pharmaceuticals from January 2018 to September 2023, and also as its Chief Operating Officer from January 2018 until May 2021 and from November 2022 until September 2023. Prior to Jazz Pharmaceuticals, he served in various roles at Sunesis Pharmaceuticals, Inc., a biopharmaceutical company, from 2001 to December 2017, including as its Chief Executive Officer and a member of its board of directors from 2003 to December 2017, and President from 2005 through December 2017. Prior to that, Mr. Swisher held a range of senior management roles, including serving as Senior Vice President of Sales and Marketing at ALZA Corporation, a pharmaceutical and medical systems company that merged with Johnson & Johnson, from 1992 to 2001. Mr. Swisher has served as a director of Cerus Corporation (Nasdaq: CERS), a biopharmaceutical company, since June 2011 and as chairman of the board of directors since October 2013. Mr. Swisher has also served as a director of Corcept Therapeutics Incorporated (Nasdaq: CORT), a pharmaceutical company, since June 2015. Mr. Swisher received a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business. The Company believes that Mr. Swisher’s senior leadership and business experience leading biopharmaceutical companies makes him a qualified and valuable member of the Board.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board must qualify as “independent,” as affirmatively determined by the board. The Board consults with the Company’s counsel so that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth under the listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after a review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Giraudo, Ms. O’Dowd, Dr. Selick, Mr. Swisher, Mr. Waddill and Dr. Williams. Dr. Sarah Noonberg, who served on the Board until the 2023 Annual Meeting of Stockholders, was also deemed to be an independent director within the meaning of the applicable Nasdaq listing standards during the period she served on the Board. In making this determination, the Board found that none of these directors had a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Dr. Patel is not considered independent because he is an executive officer of the Company.
BOARD LEADERSHIP STRUCTURE
The Board has an independent Chairperson of the Board (“Chairperson”), Dr. Selick, who has authority, among other things, to call and preside over meetings of the Board, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairperson has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chairperson and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairperson creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increases management accountability and improves the ability of the Board to confirm that management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chairperson can enhance the effectiveness of the Board as a whole.
The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
ROLE OF THE BOARD IN RISK OVERSIGHT
The Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company’s business and the steps taken to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable the Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. The Audit Committee reviews information regarding liquidity and operations and oversees the Company’s management of financial risks. Periodically, the Audit Committee reviews the Company’s policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communications with the Company’s external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or mitigate such exposures. The Compensation Committee is responsible for assessing whether any of the Company’s compensation policies or programs has the potential to encourage excessive risk taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk, such as regarding cybersecurity and information technology matters, are considered by the Board as a whole.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served during the portion of the last fiscal year for which he or she was a director or committee member.
The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chairperson. The purpose of these executive sessions is to encourage and enhance communication among independent directors. Dr. Selick, the Chairperson, presides over executive sessions.
INFORMATION REGARDING COMMITTEES OF THE BOARD
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for fiscal 2023 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Bryan Giraudo	X		X*
Sarah A. O’Dowd			X
Dinesh V. Patel, Ph.D.
Harold E. Selick, Ph.D.		X*	X
Daniel N. Swisher, Jr.(1)	X
William D. Waddill	X*	X
Lewis T. Williams, M.D., Ph.D.		X
Total meetings in fiscal 2023	5	4	1

*
Committee Chairperson

(1)
Mr. Swisher was appointed to the Audit Committee in March 2024.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities, has the opportunity to meet regularly in executive session and regularly reports its activities to the full Board. The Board has determined that each member of each committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” for service on such committee (and, in the case of Compensation Committee members, qualifies as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act) and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The Board has adopted written charters for each committee that are available to stockholders in the “Governance” section of the Company’s website at www.protagonist-inc.com. Below is a description of each committee of the Board.
Audit Committee
The Audit Committee oversees the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditor; determines and approves the engagement of the independent auditor; determines whether to retain or terminate the existing independent auditor or to appoint and engage a new independent auditor; reviews and approves the retention of the independent auditor to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditor on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditor regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Board has determined that Mr. Waddill qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Waddill’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public companies. The Board has also determined that all members of the Audit Committee are “financially literate” under Nasdaq listing rules.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company and with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
This report is provided by the following directors who served on the Audit Committee through the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023:
William D. Waddill (Chairperson)
Bryan Giraudo
Compensation Committee
The Compensation Committee acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:
•
determining the compensation and other terms of employment of the Chief Executive Officer and the other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•
reviewing and recommending to the full Board the compensation of the Company’s directors;

•
evaluating and administering the equity incentive plans, compensation plans and similar programs advisable for us, as well as reviewing and recommending to the Board the adoption, modification or termination of the Company’s plans and programs;

•
establishing policies with respect to equity compensation arrangements; and

•
conducting an annual assessment of the performance of the Compensation Committee and its members, and the adequacy of its charter.

Compensation Committee Processes and Procedures
From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. However, the Chief Executive Officer (or any other executive officer) may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration factors that bear upon the adviser’s independence under the SEC and Nasdaq rules; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the factors under the SEC and Nasdaq rules, the Compensation Committee engaged Radford, an Aon Hewitt Company, as its compensation consultant. Radford was selected because it is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management. The Compensation Committee has determined that (1) Radford satisfies applicable independence criteria and (2) Radford’s work does not raise any conflicts of interest, in each case under applicable Nasdaq and SEC rules and regulations. The Compensation Committee requested that Radford:
•
evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•
assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group; as well as conduct market research and analysis on annual and long-term incentive programs, salaries and equity plans; assist in developing target grant levels, target bonus levels and annual salaries for executive officers and other employees; provide the committee with advice and ongoing recommendations regarding material executive compensation decisions; and review the director compensation program. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford and resulting modifications, the Compensation Committee approved the modified Radford recommendations.
The Compensation Committee has delegated authority to Dr. Patel, as the sole member of the Equity Award Committee of the Board, the full authority of the Board, to grant equity-based awards to non-executive officer employees and consultants, within Board-approved guidelines, under the Company’s 2016 Equity Incentive Plan (the “2016 Plan”). The purpose of this delegation of authority is to enhance the flexibility of equity-based award administration within the Company and to facilitate the timely grants of equity-based awards to service providers of the Company. The Compensation Committee receives periodic reports of grants made pursuant to this delegated authority.
During fiscal 2023, Dr. Patel exercised his authority to grant equity-based awards, including options and restricted stock units, totaling 1,162,650 shares in aggregate to employees and consultants.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity-based awards and established new performance objectives at one or more meetings held during the fourth and first quarters of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently or has been at any time one of the Company’s officers or employees. None of the Company’s executive officers currently serves, or has served during the last year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board); recommending to the Board for selection candidates for election to the Board; making recommendations to the Board regarding the membership of the committees of the Board; assessing the performance of the Board; and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (as discussed below), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also takes into account the results of the Board’s self-evaluation. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm (though it did not do so in 2023). The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board for appointment or nomination and to the stockholders for election at the annual meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee evaluates candidates recommended by stockholders in the same manner, including applying the minimum criteria set forth above, as candidates recommended by other sources. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee as described under “Stockholder Communications with the Board of Directors.” Submissions must include the same information required under our Bylaws for nominating a director.
BOARD DIVERSITY
In addition to the factors discussed above, the Board and the Nominating and Corporate Governance Committee actively seek to achieve a diversity of occupational and personal backgrounds on the Board. The Nominating and Corporate Governance Committee considers a potential director candidate’s ability to contribute to the diversity of personal backgrounds on the Board, including with respect to gender, race, ethnic and national background, geography, age and sexual orientation. The Nominating and Corporate Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. In this regard, our current Board of seven directors includes one director (14%) who self-identifies as female and two directors (28%) who self-identify as racially/ethnically diverse or LTBTQ+.
In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender and racial/ethnic characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.
Board Diversity Matrix (as of the date of this Proxy Statement)
Total number of directors – 7
Gender identity:	Female	Male	Non- Binary	Did not Disclose Gender
Directors	1	6	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by senior management of the Company’s stockholder engagement efforts.
CODE OF ETHICS
The Company has adopted the Code of Business Conduct and Ethics (the “Code”) that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code is available in the “Investors — Governance” section of the Company’s website at www.protagonist-inc.com. If the Company makes certain amendments to the Code or grants any waiver of a provision of the Code to any executive officer or director, the Company intends to promptly disclose the nature of the amendment or waiver on its website, to the extent required by applicable rules.
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted the Corporate Governance Guidelines to serve as a framework for the governance of the Company. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the Board’s practices with respect to Board composition and selection, Board diversity, Board meetings, oversight of senior management, Chief Executive Officer performance evaluation and succession planning, Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the “Investors — Governance” section of the Company’s website at www.protagonist-inc.com.
ANTI-HEDGING AND PLEDGING POLICY
Our insider trading policy prohibits our directors, executive officers and employees from engaging in the trading of derivative securities, short sales, transactions in put or call options, hedging transactions, pledges, holding equity securities in margin accounts or other inherently speculative transactions relating to our equity securities.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Environmental, social and governance (“ESG”) matters are a priority to us. The Nominating and Corporate Governance Committee oversees this commitment, as well as our ESG initiatives and progress towards related goals and targets. We report on these programs and initiatives, including our drug access and pricing program, our diversity and inclusion priorities, and our community and stakeholder educational efforts related to our therapeutic focus areas. Additional information about our ESG initiatives is available in the “Community” section of the Company’s website at www.protagonist-inc.com.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires that the Company provide stockholders with the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers (the “say-on-pay vote”).
The say-on-pay vote is a non-binding vote on the compensation of our named executive officers, as described in this Proxy Statement in the “Executive Compensation” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure. The say-on-pay vote is not a vote on our general compensation policies or the compensation of our Board.
Our philosophy in setting compensation policies for executive compensation is to strongly align our compensation program with stockholder interests, reflect market-best practices, continue to support our long-term business objectives and support talent retention. The “Executive Compensation” section provides a more detailed discussion of our executive compensation program and our compensation philosophy.
The vote under this Proposal 2 is advisory only and therefore not binding on us, the Board or our Compensation Committee. However, our Board, including our Compensation Committee, values the opinions of our stockholders, and we will consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers. Unless the Board modifies its policy of holding annual say-on-pay advisory votes, the next say-on-pay vote is expected to occur at the 2025 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
The Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent auditor for the fiscal year ending December 31, 2024, and stockholders are asked to vote to ratify this selection. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate stockholder questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of EY to stockholders for ratification as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
FEES BILLED BY ERNST & YOUNG LLP DURING FISCAL 2023 AND 2022
The following table summarizes the audit fees billed and expected to be billed by EY for the indicated fiscal years and the fees billed by EY for all other services rendered during the indicated fiscal years.
	Fiscal Year Ended December 31,
	2023	2022
Audit Fees(1)	$1,622,000	$1,035,150
Audit-Related Fees(2)	—	—
Tax Fees(3)	35,806	20,639
All Other Fees(4)	7,200	3,405
Total Fees	$1,665,006	$1,059,194

(1)
“Audit Fees” consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as services as are normally provided by the Company’s auditor, including statutory audits and services rendered in connection with statutory and regulatory filings or engagements for the indicated fiscal years, and related expenses. The Audit Fees incurred in 2023 also included fees of $185,000 related to services performed in connection with the Company’s at-the-market offerings and common stock offering, including comfort letters, consents and review of documents filed with the SEC. The Audit Fees incurred in 2022 also included fees of $135,000 related to services performed in connection with the Company’s at-the-market offerings and a shelf registration statement on Form S-3, including comfort letters, consents and review of documents filed with the SEC.

(2)
“Audit-Related Fees” consist of fees billed for assurance and related services by the auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the Audit Fees category.

(3)
“Tax Fees” in 2023 and 2022 consist primarily of fees billed for professional services rendered in connection with indirect tax compliance in foreign tax jurisdictions (Australia).

(4)
“All Other Fees” consist of fees related to products and services provided by the auditor, other than the services reported above.

All fees described above were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described below.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, EY. The policy generally allows pre-approval of specified services in the categories of audit services, audit-related services and tax services, up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, specified, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of limited non-audit services by EY is compatible with maintaining EY’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
We are asking stockholders to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.00001 per share, from 90,000,000 to 180,000,000, which would also have the effect of increasing the total number of authorized shares from 100,000,000 to 190,000,000 (the “Proposed Certificate Amendment”). Specifically, the Proposed Certificate Amendment, which our Board has approved and declared advisable, would amend Section A of Article IV of the Certificate of Incorporation as follows:
“A. This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 190,000,000 shares. 180,000,000 shares shall be Common Stock, each having a par value of one-thousandth of one cent ($0.00001). 10,000,000 shares shall be Preferred Stock, each having a par value of one-thousandth of one cent ($0.00001).”
Under the Proposed Certificate Amendment, the authorized number of shares of preferred stock, of which none are currently outstanding, would remain unchanged.
Purpose of the Proposed Certificate Amendment
As of April 24, 2024, the Record Date, our common stock share utilization was approximately as follows:
Number of Shares of Common Stock
Authorized for issuance	90,000,000
Issued and outstanding	58,643,133
Reserved for issuance	16,085,529
• Available for future grant under employee equity incentive plans*	3,444,761
• Outstanding awards under our employee equity incentive plans*	10,020,508
• Outstanding warrants	2,620,260
Total share usage (issued and outstanding + reserved for issuance)	74,728,662
Total share usage as a percentage of authorized	83%

*
Includes the 2007 Stock Option and Incentive Plan, 2016 Plan, 2016 Employee Stock Purchase Plan (the “2016 ESPP”) and 2018 Inducement Plan.

As a result, only approximately 15,271,338 shares of our common stock (or 17% of the total authorized) remain available for future use.
Our Board believes that the availability of additional authorized shares of common stock is needed to provide us with additional flexibility to issue common stock for a variety of general corporate purposes as the Board may determine to be desirable. This includes, but is not limited to, raising equity capital, including any future at-the-market equity programs, using our common stock as consideration for acquisitions, mergers, business combinations or other corporate transactions, adopting additional employee benefit plans or reserving additional shares for issuance under existing plans and implementing stock splits. Unless our stockholders approve the Proposed Certificate Amendment, we may not have sufficient unissued and unreserved authorized shares to engage in similar transactions in the future.
Having additional authorized shares of common stock available for future use will allow us to issue additional shares of common stock without the expense and delay of arranging a special meeting of stockholders. We may seek a further increase in authorized shares from time to time in the future as considered appropriate by our Board.

Effect of the Proposed Certificate Amendment
The Proposed Certificate Amendment would not change the number of shares of common stock outstanding, nor will it have any immediate dilutive effect. However, the issuance of additional shares of common stock authorized by the Proposed Certificate Amendment may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of our common stock, none of whom have preemptive rights under the Certificate of Incorporation to subscribe for additional securities that we may issue.
The Proposed Certificate Amendment has been prompted by business and financial considerations. The Board currently is not aware of any attempt by a third party to accumulate shares of our common stock or take control of the Company by means of a merger, tender offer or solicitation in opposition to management or the Board. Moreover, we currently have no plans to issue newly authorized shares of common stock to discourage third parties from attempting to take over the Company. However, the Proposed Certificate Amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquiror, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. Thus, while we currently have no intent to use the additional authorized shares as an anti-takeover device, the Proposed Certificate Amendment may have the effect of discouraging future unsolicited takeover attempts.
Once the Proposed Certificate Amendment is approved, no further action by the stockholders would be necessary prior to the issuance of additional shares of common stock unless required by law or Nasdaq listing rules. Each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized shares of common stock. Adoption of the Proposed Certificate Amendment will not affect the rights of the holders of currently outstanding common stock, nor will it change the par value of the common stock.
A complete copy of the existing Certificate of Incorporation is available as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
The Proposed Certificate Amendment is binding. If the Proposed Certificate Amendment is approved, we intend to file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as reasonably practicable after the Annual Meeting. The Proposed Certificate Amendment will become effective upon such filing.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 4.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the Company’s current executive officers. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Dinesh V. Patel, Ph.D.	67	President, Chief Executive Officer and Director
Asif Ali	50	Executive Vice President, Chief Financial Officer
Suneel Gupta, Ph.D.	66	Chief Development Officer
Arturo Molina, M.D., M.S., F.A.C.P.	65	Chief Medical Officer
Dinesh V. Patel, Ph.D.
Biographical information for Dr. Patel is included above with the director biographies under the caption “Class I Directors Continuing in Office Until the 2026 Annual Meeting.”
Asif Ali
Mr. Ali has served as the Company’s Executive Vice President, Chief Financial Officer since April 2022. Prior to joining Protagonist, he served as Vice President, Finance and Chief Accounting Officer for Theravance Biopharma, Inc. (Nasdaq: TBPH), a multinational biopharmaceutical company, from September 2018 to February 2022, where his contributions and oversight included equity and asset-backed financings, strategic collaborations, finance operations, international tax planning and long-term business strategy. Prior to Theravance, Mr. Ali served as Vice President and Corporate Controller for Depomed, Inc. (now Assertio Holdings, Inc. (Nasdaq: ASRT)), a specialty pharmaceutical company, from June 2012 to June 2018, where he supported multiple product launches, product acquisitions and equity and asset-backed financings. From 2010 to 2011, he served as Director of Finance and Accounting for Nevada Property 1 LLC, a former public company that owned and operated the Cosmopolitan of Las Vegas, Nevada. From 2004 to 2009, Mr. Ali worked in public accounting in the life sciences practice of PricewaterhouseCoopers LLP, an accounting firm, where he held various positions of responsibility and left as a Senior Manager. Mr. Ali is a fellow of the Institute of Chartered Accountants in England & Wales, a qualification that he obtained in conjunction with studying accounting at the University of North London, United Kingdom (the combined studies are the U.S. equivalent of a B.S. in Business Administration with concentration in accounting). He also holds a C.P.A. license in California.
Suneel Gupta, Ph.D.
Dr. Gupta has served as the Company’s Chief Development Officer since May 2019, and previously served as the Company’s Executive Vice President of Clinical Pharmacology and Clinical Operations from January 2019 to May 2019. Prior to joining Protagonist, he was Chief Scientific Officer of Impax Pharmaceuticals, a pharmaceutical company, where he was responsible for all aspects of the company’s neurology and psychiatry research and development efforts, including research, development, clinical, regulatory and medical affairs, from 2008 to January 2019. Prior to Impax, Dr. Gupta was Senior Vice President and Distinguished Research Fellow at Johnson & Johnson (NYSE: JNJ), a multinational corporation, where he led early development from 2002 through 2008. Prior to Johnson & Johnson, he held positions at ALZA Corporation, a pharmaceutical and medical systems company, from 1989 through 2001, where he held roles of increasing responsibility, including serving as Vice President of Clinical Pharmacology & Product Discovery. Dr. Gupta serves on the scientific advisory boards of several pharmaceutical companies. Dr. Gupta received a Ph.D. in Pharmacokinetics from the University of Manchester, UK in 1987 and did a postdoctoral fellowship in Clinical Pharmacology at the University of California, San Francisco.
Arturo Molina, M.D., M.S., F.A.C.P.
Dr. Molina has served as the Company’s Chief Medical Officer since November 2022. Prior to joining Protagonist, he served as Chief Medical Officer for Sutro Biopharma, Inc. (Nasdaq: STRO), a biotechnology company, where he established a world-class, Cross-Functional Clinical Development, Regulatory, Clinical Operations and Biometrics Team (CDRT) to advance development candidates and optimized leads towards

Investigational New Drug and registration-enabling clinical studies, from 2016 to 2022. Prior to Sutro, Dr. Molina was Vice President, Oncology Scientific Innovation at Johnson & Johnson (NYSE: JNJ), a multinational corporation. Earlier in his career, Dr. Molina was Chief Medical Officer at Cougar Biotechnology Inc., until it was acquired by Johnson & Johnson in 2009. Dr. Molina was an Adjunct Professor in the Department of Hematology/Bone Marrow Transplantation at City of Hope Comprehensive Cancer Center, from 2002 to 2004. Prior to that, he served as a faculty staff physician in the Department of Hematology/Bone Marrow Transplantation and Medical Oncology/Therapeutics Research from 1991 to 2002. Dr. Molina received his M.D. and M.S. in Physiology from Stanford University Medical Center, and a B.A. in Psychology and B.S. in Zoology from the University of Texas, Austin. Dr. Molina maintains an Adjunct Clinical Faculty appointment in the Department of Medicine, division of Oncology, Stanford University School Medicine.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 15, 2024 by: (i) each director and nominee for director; (ii) each of the named executive officers; (iii) all current executive officers and directors of the Company as a group; and (iv) all persons and entities known by the Company to be beneficial owners of more than five percent of its common stock.
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Farallon Partners, L.L.C. and its affiliated entities(2)	5,798,340	9.9%
Biotechnology Value Fund, L.P. and its affiliated entities(3)	5,798,340	9.9%
BlackRock, Inc.(4)	5,543,902	9.5%
RTW Investments, L.P.(5)	5,315,514	9.1%
The Vanguard Group, Inc.(6)	3,153,916	5.4%
Named Executive Officers and Directors:
Dinesh V. Patel, Ph.D.(7)	1,959,780	3.3%
Suneel Gupta, Ph.D.(8)	471,030	*
Asif Ali(9)	59,108	*
Harold E. Selick, Ph.D.(10)	204,586	*
Bryan Giraudo(11)	157,566	*
Sarah A. O’Dowd(12)	106,566	*
Daniel N. Swisher, Jr.(13)	7,500	*
William D. Waddill(14)	151,566	*
Lewis T. Williams, M.D., Ph.D.(15)	139,566	*
All current executive officers and directors as a group (10 persons)(16)	3,323,142	5.4%

*
Represents beneficial ownership of less than one percent of the outstanding common stock.

(1)
This table is based upon information supplied by officers, directors and Schedules 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares of common stock over which the person or group has sole or shared voting or investment power as well as any shares of common stock that the person or group has the right to acquire within 60 days after the date of this table. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 58,569,088 shares outstanding as of the date of this table. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding for a person or group includes shares of common stock such person or group has the right to acquire within 60 days of the date of this table. Unless otherwise indicated, the address for each of beneficial owner is c/o Protagonist Therapeutics, Inc., 7707 Gateway Blvd., Suite 140, Newark, California 94560.

(2)
This information is based solely upon a Schedule 13G/A filed with the SEC on February 2, 2024 by entities affiliated with Farallon Partners, L.L.C. (“Farallon General Partner”). Consists of (i) 380,977 shares held by Farallon Capital Partners, L.P. (“FCP”), (ii) 390,700 shares held by Farallon Capital Institutional Partners, L.P. (“FCIP”), (iii) 126,312 shares held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), (iv) 53,700 shares held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), (v) 71,000 shares held by Four Crossings Institutional Partners V, L.P. (“FCIP V”), (vi) 750,036 shares held by Farallon Capital Offshore Investors II, L.P. (“FCOI II”), (vii) 49,579 shares held by Farallon Capital (AM) Investors, L.P. (“FCAMI”), (viii) 165,370 shares held by Farallon Capital F5 Master I, L.P. (“F5MI”), (ix) 3,746,756 shares held by Farallon Healthcare Partners Master, L.P. (“FHPM,” and together with FCP, FCIP, FCIP II, FCIP III, FCIP V, FCOI II, FCAMI and F5MI, the “Farallon Funds”) and (x) 63,910 shares underlying certain exercisable warrants. Excludes 1,436,090 shares underlying certain warrants, the exercise of which is subject to a beneficial ownership limitation of 9.99% of the outstanding common stock. Farallon General Partner, as the (i) general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI and (ii) the sole member of each of Farallon Institutional (GP) V, L.L.C. (“FCIP V General Partner”) and Farallon Healthcare Partners (GP), L.L.C. (“FHPM General Partner”), is deemed to be the beneficial owner of the shares held by each of the Farallon Funds other than F5MI. FCIP V General Partner, as the general partner of FCIP V, may be deemed to beneficially own the shares held by FCIP V. Farallon F5 (GP), L.L.C. (“F5MI General Partner”), as general partner of F5MI, may be deemed to beneficially own the shares held by F5MI. FHPM General Partner, as general partner of FHPM, may be deemed to beneficially own the shares held by FHPM. Joshua J. Dapice,

Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (the “Farallon Individuals”), each of whom is a managing member or senior managing member of Farallon General Partner, and a manager or senior manager, as the case may be, of FCIP V General Partner, F5MI General Partner and FHPM General Partner, may each be deemed to beneficially own the shares held by the Farallon Funds. Each of the Farallon General Partner, the FCIP V General Partner, the F5MI General Partner, the FHPM General Partner and the Farallon Individuals disclaims any beneficial ownership of the shares and warrants. The address of each of the entities and persons above is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.
(3)
This information is based solely upon a Schedule 13G/A filed with the SEC on February 14, 2024 by entities affiliated with Biotechnology Value Fund, L.P. (“BVF”). Consists of (i) 3,101,857 shares held by BVF, (ii) 2,344,241 shares held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 238,172 shares held by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), (iv) 60,038 shares held in certain Partners Managed Accounts and (v) 54,032 shares underlying certain pre-funded warrants. Excludes 1,151,220 shares underlying certain pre-funded warrants, the exercise of which is subject to a beneficial ownership limitation of 9.99% of the outstanding common stock. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS, and the shares held in the Partners Managed Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Accounts. The address for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104. The address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)
This information is based solely upon a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power with respect to 5,458,848 shares and sole dispositive power with respect to 5,543,902 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(5)
This information is based solely upon a Schedule 13G/A jointly filed with the SEC on February 14, 2024 by RTW Investments, LP and Roderick Wong, M.D. RTW Investments, LP and Dr. Wong have shared voting and dispositive power with respect to these shares, which are directly held by certain funds to which RTW Investments, LP is the investment adviser. Dr. Wong is the Managing Partner and Chief Investment Officer of RTW Investments, LP. The address of RTW Investments, LP and Dr. Wong is 40 10th Avenue, Floor 7, New York, NY 10014.

(6)
This information is based solely upon a Schedule 13G/A filed with the SEC on February 13, 2024 by the Vanguard Group, Inc (“Vanguard”). Vanguard has shared voting power with respect to 78,615 shares, sole dispositive power with respect to 3,029,991 shares and shared dispositive power with respect to 123,925 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Includes 1,479,657 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(8)
Includes 323,587 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(9)
Includes (i) 55,671 shares issuable pursuant to stock options exercisable within 60 days of the date of this table and (ii) 3,437 restricted stock units vesting within 60 days of the date of this table.

(10)
Includes 176,590 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(11)
Includes 18,000 shares held indirectly by the Bryan and Courtney Giraudo Trust and 139,566 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(12)
Consists of 106,566 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(13)
Consists of 7,500 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(14)
Consists of 139,566 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(15)
Consists of 139,566 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

(16)
Includes (i) 2,630,065 shares issuable pursuant to stock options exercisable within 60 days of the date of this table and (ii) 3,437 restricted stock units vesting within 60 days of the date of this table.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC or written representations that no Form 5 was required, during the year ended December 31, 2023 we believe that our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that, due to administrative error, one Form 4 to report a sell-to-cover transaction for Dr. Molina was filed late.

EXECUTIVE COMPENSATION
In accordance with SEC transition rules, in this Proxy Statement, we are continuing to provide executive compensation disclosures under the SEC’s scaled disclosure framework. Accordingly, our reporting obligations with respect to our named executive officers (“NEOs”) extend only to the individuals who served as the principal executive officer and the next two most highly compensated executive officers as of the end of the prior fiscal year, as well as up to two additional individuals for whom disclosure would have been provided based on their compensation levels but for the fact that the individual was not serving as an executive officer at the end of the prior fiscal year. Our NEOs for 2023 include Dr. Patel, our President and Chief Executive Officer, Dr. Gupta, our Chief Development Officer, and Mr. Ali, our Executive Vice President, Chief Financial Officer.
The following table sets forth information regarding compensation awarded to or earned by our NEOs during the years ended December 31, 2023 and 2022.
SUMMARY COMPENSATION TABLE FOR FISCAL 2023
Name	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Dinesh V. Patel, Ph.D. President and Chief Executive Officer	2023	655,200	—	6,041,100	360,360	10,912	7,067,572
	2022	630,000	897,813	4,211,963	242,550	10,912	5,993,238
Suneel Gupta, Ph.D. Chief Development Officer	2023	515,205	251,006	1,245,977	193,125	10,876	2,216,189
	2022	500,000	359,125	1,684,785	130,000	10,894	2,684,804
Asif Ali EVP, Chief Financial Officer(6)	2023	447,000	129,306	641,867	178,800	5,242	1,402,215

(1)
The amounts in the “Salary” column reflect each NEO’s base salary.

(2)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of restricted stock units (“RSUs”), performance stock units (“PSUs”) and stock options, as applicable, granted during the calendar year and computed in accordance with the provisions of Accounting Standards Codification (“ASC”) 718, Compensation — Stock Compensation. The valuation methodology of these awards is described in the notes to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the RSUs, PSUs and stock options, the exercise of the stock options, or the sale of the common stock underlying such awards. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to option awards only, the NEOs will only realize compensation to the extent the trading price of the common stock is greater than the exercise price of such stock options.

(3)
PSUs granted in 2022 were deemed to have no reportable accounting grant date value because the performance goal was not likely to be achieved as of the grant date. The PSUs granted in 2022 vested 100% on May 31, 2023, the date that the Compensation Committee determined, in its sole discretion, that the Company’s forecasted cash and cash equivalents were sufficient to fund the Company’s operations through at least December 31, 2025. The maximum value of the PSUs at grant date for 2022, assuming the performance conditions were achieved, was $262,800 for Dr. Patel and $105,120 for Dr. Gupta.

(4)
The amounts in the “Non-Equity Incentive Plan Compensation” column for 2023 reflect cash bonuses earned for the 2023 fiscal year, which were paid in 2024, based on the achievement of certain predetermined corporate objectives specified by the Board, including operating targets and research and development outcomes. In December 2023, the Compensation Committee determined that the Company met 100% of its 2023 corporate objectives and approved the amount of each NEO’s bonus. The amount of the bonus that each NEO earned for the fiscal year ended on December 31, 2023 is listed in the table below.

Name	2023 Base Salary ($)	Target Bonus (As a % of Base Salary)	Amount of Bonus Earned ($)
Dinesh V. Patel, Ph.D.	655,200	55%	360,360
Suneel Gupta, Ph.D.	515,205	40%	193,125
Asif Ali	447,500	40%	178,800

(5)
The amounts noted for 2023 include $6,858 in group term life insurance for Drs. Patel and Gupta and $1,242 group term life insurance for Mr. Ali, and $4,000 in 401(k) plan matching contributions paid by the Company for each of Drs. Patel and Gupta and Mr. Ali. The amounts for 2023 for Drs. Patel and Gupta also include premiums paid for elective LifeLock identity protection services pursuant to Company-wide policy.

(6)
Mr. Ali was not an NEO in 2022.

NARRATIVE TO SUMMARY COMPENSATION TABLE
EXECUTIVE EMPLOYMENT ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
Employment Agreement with Dinesh V. Patel, Ph.D.
In December 2008, the Company entered into an employment agreement with Dr. Patel, the Company’s President and Chief Executive Officer, as amended in December 2015, pursuant to which he commenced employment. For 2024, Dr. Patel will receive an annual base salary of $681,410, with an annual target bonus of 55% of that base salary. The amount, if any, of such bonus with respect to any calendar year is based on the achievement of predetermined corporate and personal objectives as determined by the Board in its discretion.
Offer Letter Agreement with Suneel Gupta, Ph.D.
In December 2018, the Company entered into an offer letter agreement with Dr. Gupta, the Company’s Chief Development Officer, pursuant to which he commenced employment. For 2024, Dr. Gupta will receive an annual base salary of $530,500, with an annual target bonus of 40% of that base salary. The amount, if any, of such bonus with respect to any calendar year is based on the achievement of predetermined corporate and personal objectives as determined by the Board in its discretion.
Offer Letter Agreement with Asif Ali
In March 2022, the Company entered into an offer letter agreement with Mr. Ali, the Company’s Executive Vice President, Chief Financial Officer, pursuant to which he commenced employment and, as an inducement to his commencement of employment, he received a grant of 82,500 stock options and 13,750 RSUs, in each case pursuant to the Company’s 2018 Inducement Plan. The stock options vested 25% after one year of continuous service and continue to vest in equal monthly installments over the subsequent three years, subject to continued service through each such vesting date. The RSUs vest in four equal installments on each anniversary of the date of grant subject to continued service through each such vesting date. For 2024, Mr. Ali will receive an annual base salary of $465,000, with an annual target bonus of 40% of that base salary. The amount, if any, of such bonus with respect to the calendar year is based on the achievement of predetermined corporate and personal objectives as determined by the Board in its discretion.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Company is party to an Employee Severance Agreement with each of its NEOs and certain of its other executives. If the Company terminates the employee’s employment without “cause” or the employee terminates employment for “good reason” (each as defined in the agreement), the employee will receive: (a) salary continuation for 12 months, for the Chief Executive Officer, or nine months, for the other NEOs (18 months and 12 months, respectively, in the case of a change in control termination); (b) COBRA continuation for the salary continuation period (or an equivalent cash payment if required by law); (c) in the case of a change in control termination only, a monthly payment equal to one twelfth of the target bonus for the severance period; and (d) in the case of a change in control termination only, acceleration of the vesting (and exercisability, if relevant) of equity awards held as of the date of termination. A “change in control termination” is a termination by the Company without “cause” or the employee for “good reason” that occurs within twelve months following the date of a “change in control,” as defined in the agreement. Payments and benefits under the agreement are subject to the execution of an effective release.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows for the fiscal year ended December 31, 2023, certain information regarding outstanding equity awards at fiscal year end for the NEOs.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023
	Option Awards					Stock Awards
									Equity Incentive Plan Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Vesting Commencement Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
Dinesh V. Patel, Ph.D.	04/29/2016	54,000	—	$4.21	04/25/2016	04/28/2026	—	—	—	—
	10/11/2016	320,000	—	$21.58	08/10/2016	10/10/2026	—	—	—	—
	02/28/2018	150,000	—	$16.95	02/28/2018	02/27/2028	—	—	—	—
	08/15/2018	54,700	—	$8.58	08/05/2018	08/14/2028	—	—	—	—
	02/28/2019(1)	172,500	—	$8.02	02/28/2019	02/27/2029	—	—	—	—
	02/28/2020(1)	225,208	9,792	$7.80	02/28/2020	02/27/2030	—	—	—	—
	02/26/2021(1)(2)(3)	159,375	65,625	$23.57	02/26/2021	02/25/2031	25,000	573,250	25,000	573,250
	02/15/2022(1)(4)	85,937	101,563	$28.73	02/15/2022	02/14/2032	20,834	477,724	—	—
	01/16/2023(1)	137,500	462,500	$12.17	01/16/2023	01/15/2033	—	—	—	—
Suneel Gupta, Ph.D.	01/15/2019	50,000	—	$7.38	01/07/2019	01/14/2029	—	—	—	—
	02/28/2019(1)	45,000	—	$8.02	02/28/2019	02/27/2029	—	—	—	—
	02/28/2020(1)	81,458	3,542	$7.80	02/28/2020	02/27/2030	—	—	—	—
	02/26/2021(1)(2)(3)	56,666	23,334	$23.57	02/26/2021	02/25/2031	12,000	275,160	12,000	275,160
	02/15/2022(1)(4)	34,375	40,625	$28.73	02/15/2022	02/14/2032	8,334	191,099	—	—
	01/16/2023(1)(4)	28,359	95,391	$12.17	01/16/2023	01/15/2033	20,625	472,931	—	—
Asif Ali	04/18/2022(5)(6)	34,375	48,125	$19.19	04/18/2022	04/17/2032	10,313	236,477	—	—
	01/16/2023(1)(4)	14,609	49,141	$12.17	01/16/2023	01/15/2033	10,625	243,631	—	—

(1)
The shares subject to the option vest as to 1/48 of the shares in equal monthly installments following the vesting commencement date, subject to the holder continuing to provide services through the applicable vesting date. The option is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change in Control” above.

(2)
100% of the stock award vests three years from the grant date subject to the holder continuing to provide services through the applicable vesting date. The award is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change in Control” above.

(3)
100% of the equity incentive plan award vests upon the first to occur of a submission of (i) a New Drug Application to the U.S. Food and Drug Administration or (ii) a European Union marketing authorization for a product candidate, subject to the holder continuing to provide services through the applicable vesting date. The award is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change in Control” above.

(4)
1/3 of the stock award shares vest in equal yearly installments over three years subject to the holder continuing to provide services through the applicable vesting date. The award is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change in Control” above.

(5)
25% of the stock award shares vest in equal yearly installments over four years subject to the holder continuing to provide services through the applicable vesting date. The award is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change in Control” above.

(6)
25% of the shares subject to the option vest on the first anniversary of the vesting commencement date, and the remainder vests in 36 equal monthly installments thereafter, subject to the holder continuing to provide services through the applicable vesting date. The option is subject to accelerated vesting in the event of an acquisition and in the event of a qualifying termination that occurs in the twelve months following the acquisition as described in “— Potential Payments upon Termination or Change in Control” above.

NONQUALIFIED DEFERRED COMPENSATION
The Company does not maintain any nonqualified deferred compensation plans. The Board may elect to provide the Company’s officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in the Company’s best interests.
401(K) PLAN
The Company maintains a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation subject to applicable annual Internal Revenue Code of 1986, as amended (the “IRC”), limits. The 401(k) plan permits participants to make both pre-tax and certain after-tax (Roth) deferral contributions. These contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions. The Company may make contributions to this plan at its discretion. For the years ended December 31, 2023 and 2022, the Company matched 50% of each employee’s contribution up to a maximum of $4,000. The 401(k) plan is intended to be qualified under Section 401(a) of the IRC with the 401(k) plan’s related trust intended to be exempt under Section 501(a) of the IRC. As a tax qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
INCENTIVE COMPENSATION CLAWBACK POLICY
We have adopted a Compensation Recoupment (Clawback) Policy, which is intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Loss(6)
2023	$7,067,572	$15,327,386	$1,809,202	$4,027,890	$113.74	$(75,955,225)
2022	$5,993,238	$(5,174,369)	$2,466,805	$(1,687,548)	$54.12	$(127,393,315)
2021	$5,544,733	$12,111,993	$2,222,969	$4,761,991	$169.64	$(125,550,748)

(1)
The dollar amounts reported are the amounts of total compensation reported in our Summary Compensation Table for each of 2023, 2022 and 2021 for Dr. Patel, our President and Chief Executive Officer.

(2)
The dollar amounts reported represent the amount of “compensation actually paid,” as computed in accordance with SEC rules.

The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation in 2023 to determine the compensation actually paid:
Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2023	$7,067,572	$(6,041,100)	$14,300,914	$15,327,386

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments for 2023 are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value from Prior Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2023	$7,980,906	$2,109,745	$2,149,606	$2,060,657	$14,300,914

(3)
The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in 2023 are Suneel Gupta, Ph.D. and Asif Ali, and in 2022 and 2021 are Suneel Gupta, Ph.D. and David Y. Liu, Ph.D.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEO) for 2023 to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Awards Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEO
2023	$1,809,202	$(1,134,078)	$3,352,766	$4,027,890

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value from Prior Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Total Average Equity Award Adjustments
2023	$1,605,304	$686,027	$335,868	$725,567	$3,352,766

(5)
Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table
The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following graphs depicting the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR

Compensation Actually Paid and Net Loss

DIRECTOR COMPENSATION
The following table shows for the fiscal year ended December 31, 2023 certain information with respect to the compensation of all non-employee directors of the Company:
NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2023
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Bryan Giraudo	60,000	296,517	356,517
Sarah Noonberg, M.D., Ph.D.(3)	25,000	591,741	616,741
Sarah A. O’Dowd	45,000	296,517	341,517
Harold E. Selick, Ph.D.	98,750	296,517	395,267
Daniel N. Swisher, Jr.	7,174	530,982	538,156
William D. Waddill	67,500	296,517	364,017
Lewis T. Williams, M.D., Ph.D.	55,000	296,517	351,517

(1)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year and the aggregate incremental fair value of stock options modified during the calendar year, in each case computed in accordance with the provisions of ASC 718, Compensation — Stock Compensation. The valuation assumptions used in determining such amounts are described in the notes to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)
The aggregate number of stock option awards for each non-employee director that were outstanding as of the end of fiscal year 2023 is shown in the table below. Our non-employee directors did not hold any other outstanding stock awards as of such date.

(3)
Dr. Noonberg served on the Board until the 2023 Annual Meeting of Stockholders, after which time she provided consulting services through January 31, 2024. Her stock options continued to vest through such date and her vested options will remain outstanding until April 30, 2024. She did not receive any other compensation in exchange for such consulting services, but the change in vesting provisions resulted in incremental fair value ($295,224) as described in footnote (1).

Name	Aggregate Number of Option Awards Outstanding as of December 31, 2023
Bryan Giraudo	131,000
Sarah Noonberg, M.D., Ph.D.(1)	99,000
Sarah A. O’Dowd	98,000
Harold E. Selick, Ph.D.	174,514
Daniel N. Swisher, Jr.	45,000
William D. Waddill	143,975
Lewis T. Williams, M.D., Ph.D.	131,000

(1)
Dr. Noonberg served on the Board until the 2023 Annual Meeting of Stockholders, after which time she provided consulting services through January 31, 2024. Her stock options continued to vest through such date and her vested options will remain outstanding until April 30, 2024. She did not receive any other compensation in exchange for such consulting services.

In September 2016, the Board adopted a non-employee director compensation policy. The Compensation Committee made certain changes to the non-employee director compensation policy effective as of January 1, 2020, May 16, 2022, January 1, 2023 (to increase the number of options granted as part of the annual equity award from 20,000 to 30,000) and October 26, 2023 (to increase the number of options granted as part of the initial equity award from 30,000 to 45,000). Pursuant to this policy, the Company compensates its non-employee directors with a combination of cash and equity. The annual cash compensation contained in this policy, set forth below, is payable in equal quarterly installments, in advance during the last month of each quarter in which service occurred, prorated for any months of partial service.

•
Annual Board Service Retainer:

•
Non-employee directors other than the non-executive chairperson: $40,000

•
Non-executive chairperson: $75,000

•
Annual Committee Service Retainer (Chairperson):

•
Chairperson of the Audit Committee: $20,000

•
Chairperson of the Compensation Committee: $15,000

•
Chairperson of the Nominating and Corporate Governance Committee: $10,000

•
Chairperson of the Research Committee: $10,000

•
Annual Committee Service Retainer (Non-Chairperson):

•
Audit Committee: $10,000

•
Compensation Committee: $7,500

•
Nominating and Corporate Governance Committee: $5,000

•
Research Committee: $5,000

The Company’s non-employee director compensation policy also provides for equity compensation to each non-employee director as follows:
•
Initial Grant: At the time he or she joins the Board, each new non-employee director will receive an initial stock option grant to purchase 45,000 shares of common stock. The awards shall vest in equal monthly installments over three years.

•
Annual Grant: Each non-employee director will also be granted an option to purchase 30,000 shares of common stock on the same day as the annual employee refresher awards. The awards shall vest in equal monthly installments over twelve months.

All options granted to the Company’s non-employee directors under the policy will vest in full upon the completion of a change in control.
NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2024
After consultation with Radford and pursuant to the compensation review process described above, effective January 1, 2024, the number of shares subject to the annual option grant to be awarded in fiscal year 2024 to our non-employee directors was set at 25,700 shares.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2023.
Plan Category(1)	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2) (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by securities holders:
2007 Stock Option and Incentive Plan	146,371(3)	$3.89	—
2016 Equity Incentive Plan	7,594,673(4)	$17.10	1,035,798(5)
2016 Employee Stock Purchase Plan	—	—	1,459,902(6)
Equity compensation plans not approved by securities holders:
2018 Inducement Plan(7)	920,990(8)	$19.56	548,722
Total	8,662,034	$17.21	3,044,422

(1)
The equity compensation plans are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(2)
The weighted-average exercise price of outstanding stock options granted under equity compensation plans approved by securities holders was $16.82. The weighted-average exercise price of outstanding options granted under all equity compensation plans was $17.21. RSUs and PSUs do not have an exercise price and therefore have not been included in the calculations.

(3)
As of December 31, 2023, there were 146,371 shares of common stock subject to outstanding stock options under the 2007 Stock Option and Incentive Plan.

(4)
As of December 31, 2023, there were 6,888,433 shares of common stock subject to outstanding stock options, 630,740 shares to be issued pursuant to the vesting of unvested RSUs and 75,500 shares to be issued pursuant to the vesting of unvested PSUs upon achievement of performance conditions under the 2016 Plan.

(5)
The reserve for shares available under the 2016 Plan will automatically increase on January 1st each year by an amount equal to 4 percent of the total number of outstanding shares of our capital stock on December 31st of the preceding fiscal year, or a lesser number of shares determined by the Board. Shares subject to stock awards granted under our 2016 Plan that expire or cancel without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2016 Plan. Additionally, shares issued pursuant to stock awards under our 2016 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our 2016 Plan.

(6)
The reserve for shares available under the 2016 ESPP will automatically increase on January 1st each year by the lesser of: (i) one percent of the total number of outstanding shares of our capital stock outstanding on December 31st of the preceding fiscal year, (ii) 300,000 shares, or (iii) such other number of shares determined by the Board. As of December 31, 2023, an aggregate of 1,459,902 shares remained available for future issuance under the 2016 ESPP, including 38,749 shares subject to purchase during the purchase period in effect on December 31, 2023.

(7)
In February 2020, the Board approved the Amended and Restated 2018 Inducement Plan, a non-stockholder approved stock plan, under which it reserved and authorized up to 1,250,000 shares of the Company’s common stock in order to award options and RSUs to persons that were not previously employees or directors of the Company, or following a bona fide period of non- employment, as an inducement material to such persons entering into employment with the Company, within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The Board approved a further amendment and restatement in February 2022 to reserve and authorize an additional 500,000 shares of the Company’s common stock thereunder (as amended and restated in February 2022, the “2018 Inducement Plan”). The 2018 Inducement Plan is administered by the Board or the Compensation Committee of the Board, which determines the types of awards to be granted, including the number of shares subject to the awards, the exercise price and the vesting schedule. Awards granted under the 2018 Inducement Plan expire no later than ten years from the date of grant.

(8)
As of December 31, 2023, there were 887,239 shares of common stock subject to outstanding stock options and 33,751 shares to be issued pursuant to the vesting of unvested RSUs under the 2018 Inducement Plan.

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
The Company has adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Except as otherwise described, the foregoing policies and procedures were followed with respect to the transactions described below.
CERTAIN RELATED-PERSON TRANSACTIONS
The following is a summary of transactions since January 1, 2022 in which the Company participated, in which the amount involved exceeded or will exceed $120,000, and in which any of the Company’s directors, executive officers or beneficial owners of more than 5% of the Company’s common stock or any members of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
2018 OFFERING
On August 6, 2018, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors, including entities affiliated with BVF and entities affiliated with the Farallon General Partner (the “Investors”), each a holder of more than 5% of the Company’s common stock, relating to the issuance and sale of 2,750,000 shares of the Company’s common stock at a negotiated purchase price of $8.00 per share, for aggregate net proceeds of $21.7 million, after deducting offering expenses payable by us. In concurrent private placements, the Company issued the Investors warrants to purchase an aggregate of 2,750,000 shares of the Company’s common stock (each, a “Warrant” and, collectively, the “Warrants”). Each Warrant was exercisable from August 8, 2018 through August 8, 2023. In connection with the issuance and sale of the common stock and Warrants, the Company granted the investors certain registration rights with respect to the Warrants and the underlying shares.
In August 2023, prior to the expiration of the Warrants, the Company entered into certain agreements with the Investors and their affiliates under which the Company agreed to allow the Warrants to be exercised in exchange for pre-funded warrants representing the same number of shares underlying the Warrants with an exercise price of $0.001 per share (the “Pre-Funded Warrants”). Subsequent to the execution of the agreements and prior to the expiration of the Warrants, all outstanding Warrants were exercised for gross proceeds of $34.4 million in exchange for 44,748 shares of the Company’s common stock and Pre-Funded Warrants to purchase 2,705,252 shares of common stock (subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants) with an exercise price of $0.001 per share. The Pre-Funded Warrants will expire upon the day they are exercised in full. The Pre-Funded Warrants are exercisable at any time prior to expiration except that the Pre-Funded Warrants cannot be exercised by the Investors if, after giving effect thereto, the Investors would beneficially own more than 9.99% of the Company’s common stock, subject to certain exceptions.
WARRANT EXCHANGE
On December 21, 2018, the Company entered into an exchange agreement with entities affiliated with BVF (the “Exchanging Stockholders”), pursuant to which the Company exchanged an aggregate of 1,000,000 shares of common stock owned by the Exchanging Stockholders for pre-funded warrants (the “Exchange Warrants”) to purchase an aggregate of 1,000,000 shares of common stock (subject to adjustment in the event of stock splits, recapitalizations and other similar events affecting common stock), with an exercise price of $0.00001 per share. The Exchange Warrants expire ten years from the date of issuance. The Exchange Warrants are exercisable at any time prior to expiration except that the Exchange Warrants cannot be exercised by the Exchanging Stockholders if, after giving effect thereto, the Exchanging Stockholders would beneficially own more than 9.99% of the Company’s common stock, subject to certain exceptions. The holders of the Exchange Warrants will not have the right to vote on any matter except to the extent required by Delaware law. The Exchange Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act. During the year ended December 31, 2019, Exchange Warrants to purchase 600,000 shares were net exercised, resulting in the issuance of 599,997 shares of common stock. During the year ended December 31, 2022, Exchange Warrants to purchase 400,000 shares were net exercised, resulting in the issuance of 399,997 shares of common stock. As of December 31, 2023, there were no outstanding Exchange Warrants.
2023 PUBLIC OFFERING
On April 4, 2023, the Company entered into an underwriting agreement with J.P. Morgan Securities LLC, Jefferies LLC and Piper Sandler & Co., as representatives of the several underwriters named therein, relating to the public offering, issuance and sale of an aggregate of 5,750,000 shares of common stock at a public offering price of $20.00 per share (the “Offering”), including shares issued upon exercise in full by the underwriters of their option to purchase additional shares, for aggregate gross proceeds of $115.0 million, before deducting underwriting discounts and commissions and offering expenses.
Certain of the purchasers or their affiliates were, or became upon the completion of the Offering, beneficial holders of more than 5% of the Company’s common stock. The Board approved the Offering.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Protagonist stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Protagonist, and we will promptly deliver a separate Notice of Internet Availability of Proxy Materials to you. Direct your written request to Protagonist Therapeutics, Inc., c/o Matthew Gosling, Executive Vice President, General Counsel, at 7707 Gateway Blvd., Suite 140, Newark, California 94560 or contact Matthew Gosling at (510) 474-0170. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
We will provide a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, without charge, upon the written or oral request of a stockholder. Please send a written request to: Corporate Secretary, Protagonist Therapeutics, Inc., 7707 Gateway Blvd., Suite 140, Newark, California 94560 or call (510) 474-0170.

Protagonist Therapeutics

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PROTAGONIST THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. To elect the Class II director nominees named below to hold office until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV44889-P10544For Against Abstain! ! !PROTAGONIST THERAPEUTICS, INC.7707 GATEWAY BLVD.SUITE 140NEWARK, CA 94560PROTAGONIST THERAPEUTICS, INC.1. To elect the Class II director nominees named below tohold office until the 2027 Annual Meeting of Stockholdersand until their successors are duly elected and qualified.The Board of Directors recommends you vote FORthe following nominees:Nominees:01) Sarah A. O'Dowd02) William D. Waddill03) Lewis T. "Rusty" Williams, M.D., Ph.D.The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:NOTE: The Board of Directors knows of no other matters that will be presented for consideration at the 2024 Annual Meeting of Stockholders. If any othermatters are properly brought before the 2024 Annual Meeting of Stockholders or any postponement or adjournment thereof, it is the intention of the proxiesnamed in the proxy card to vote on such matters in accordance with their best judgment.3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.4. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 90,000,000 to180,000,000.2. To approve, on an advisory basis, the compensation of our named executive officers.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, trustee or guardian, please add your title as such. When signing as jointtenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign infull corporate name by duly authorized officers.! ! !ForAllWithholdAllFor AllExceptTo withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.! ! !! ! !SCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time onJune 19, 2024. Have your proxy card in hand when you access the web site and followthe instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/PTGX2024You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.

V44890-P10544Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 20, 2024:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.PROTAGONIST THERAPEUTICS, INC.Annual Meeting of StockholdersJune 20, 2024 10:00 AM PTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Dinesh V. Patel and Matthew Gosling, each as proxies and attorneys-in-fact, with the power to act without the other and with the power to appoint his substitute, and hereby authorize(s) each to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of PROTAGONIST THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via the Internet at 10:00 AM, PT on June 20, 2024,at www.virtualshareholdermeeting.com/PTGX2024, and at any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxies with respect to such other business that may properly come before the meeting and any adjournments or postponements thereof. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.Continued and to be signed on reverse side